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EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT


NAME                                         JURISDICTION OF INCORPORATION
----------------------------------------     -----------------------------------
Integra Bank NA                              United States
* IBNK Leasing Corp.                         State of Indiana
Twenty - One Southeast Third Corporation     State of Indiana
Integra Capital Trust I                      State of Delaware


* - Wholly owned subsidiary of Integra Bank NA


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